   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 17, 2002.


                                                     REGISTRATION NO. 333-100547
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 2

                                       TO

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                                OHIO LEGACY CORP
       (Exact name of small business issuer as specified in its charter)

               OHIO                               6021                            34-1903890
 (State or other Jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
  Incorporation or Organization)      Classification Code Number)            Identification No.)

                             ---------------------
                                OHIO LEGACY CORP
                            305 WEST LIBERTY STREET
                              WOOSTER, OHIO 44691
                                 (330) 263-1955
  (Address, and Telephone Number of Principal Executive Offices and Principal
                               Place of Business)
                             ---------------------
                                L. DWIGHT DOUCE
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                OHIO LEGACY CORP
                            305 WEST LIBERTY STREET
                              WOOSTER, OHIO 44691
                                 (330) 263-1955
           (Name, Address, and Telephone Number of Agent for Service)
                             ---------------------

                                   Copies to:

             M. PATRICIA OLIVER, ESQ.                               JOHN C. VORYS, ESQ.
         SQUIRE, SANDERS & DEMPSEY L.L.P.                   VORYS, SATER, SEYMOUR AND PEASE LLP
         4900 KEY TOWER, 127 PUBLIC SQUARE                          52 EAST GAY STREET
            CLEVELAND, OHIO 44114-1304                                 P.O. BOX 1008
                  (216) 479-8500                                   COLUMBUS, OHIO 43216
                                                                      (614) 464-6211

                             ---------------------
     APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.
                             ---------------------
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [ ]

     If the delivery of the prospectus is expected to be made pursuant to Rule
434, check the following box.   [ ]

                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
                                                               PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
        TITLE OF EACH CLASS OF                 AMOUNT           OFFERING PRICE         AGGREGATE           REGISTRATION
      SECURITIES TO BE REGISTERED         TO BE REGISTERED         PER UNIT        OFFERING PRICE(2)           FEE
---------------------------------------------------------------------------------------------------------------------------
Common Shares, without par value.......     1,150,000(1)            $9.50             $10,925,000           $1,005.10
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------


(1) Includes 150,000 shares which are subject to the Underwriter's option to purchase to cover overallotments.

(2) Estimated solely for the purpose of calculating the registration fee.


                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              PART II TO FORM SB-2

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As authorized by Section 1701.13(E) of the Ohio Revised Code, Section 29 of Ohio Legacy's Code of Regulations provides that directors and officers of Ohio Legacy may, under certain circumstances, be indemnified against expenses, including attorneys' fees, and from other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 29 also provides that directors and officers may be indemnified against expenses, including attorneys' fees, incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

     Under an insurance policy maintained by us, our directors and officers are insured within the limits and subject to the limitations of the policy, against specific expenses in connection with the defense of specified claims, actions, suits or proceedings, and specified liabilities which might be imposed as a result of claims, actions, suits or proceedings, which may be brought against them by reason of being or having been directors or officers of Ohio Legacy Corp or Ohio Legacy Bank.

RECENT SALES OF UNREGISTERED SECURITIES

     In August 1999, as part of its initial capitalization, Ohio Legacy sold 135 common shares at a price of $1,000 per share to its nine (9) organizing directors, totaling $135,000, in an offering exempt from registration under
Section 4(2) of the Securities Act. No underwriters were involved in the sale and no underwriting discounts or commissions were paid.

     Other than as described above, there have been no securities of Ohio Legacy sold or issued within the past three years that were not registered under the Securities Act of 1933, as amended.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated costs and expenses of Ohio Legacy in connection with the offering other than underwriting discounts or commissions.

SEC Registration Fee........................................   $  1,058.00
Legal Fees and Expenses.....................................    165,000.00
Accounting Fees and Expenses................................     25,000.00
Printing and Engraving Expenses.............................     25,000.00
Blue Sky Fees and Expenses..................................     14,100.00
Transfer Agent and Registrar Fees and Expenses..............      5,000.00
Miscellaneous...............................................     10,000.00
                                                               -----------
     Total..................................................   $245,158.00
                                                               ===========

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     The information required by this Item 27 is set forth in the Index to Exhibits accompanying this Registration Statement and is incorporated herein by reference.

UNDERTAKINGS

     1. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


     2. The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, it shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the undersigned Registrant under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declares it effective.



     3. The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, it shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned in the City of Wooster, and State of Ohio on December 17, 2002.


                                          OHIO LEGACY CORP

                                          By:      /s/ L. DWIGHT DOUCE
                                            ------------------------------------
                                                      L. Dwight Douce,
                                             President, Chief Executive Officer
                                              and Director (Principal Executive
                                                   and Accounting Officer)

                 SIGNATURE:                                        TITLE:
                 ----------                                        ------

             /s/ L. DWIGHT DOUCE                   President, Chief Executive Officer and
---------------------------------------------                     Director
               L. Dwight Douce

                GREGORY LONG*                                     Director
---------------------------------------------

               MICHAEL MEENAN*                                    Director
---------------------------------------------

              DANIEL H. PLUMLY*                                   Director
---------------------------------------------

              D. WILLIAM ALLEN*                                   Director
---------------------------------------------

               ROBERT BELDEN*                                     Director
---------------------------------------------

             J. EDWARD DIAMOND*                                   Director
---------------------------------------------

              THOMAS SCHERVISH*                                   Director
---------------------------------------------

             SCOTT FITZPATRICK*                                   Director
---------------------------------------------

              WILLIAM T. BAKER*                                   Director
---------------------------------------------

               RANDY G. JONES*                                    Director
---------------------------------------------

---------------

* Powers of attorney authorizing L. Dwight Douce to sign this Registration Statement on behalf of certain Directors of the Registrant are being filed with the Securities and Exchange Commission herewith (Exhibit 24).

                                 EXHIBIT INDEX


 EXHIBIT
   NO.                             DESCRIPTION
 -------                           -----------
1          Form of Underwriting Agreement (1)
3.1        Articles of Incorporation of Ohio Legacy Corp (incorporated by reference to Registrant's Form SB-2, File No. 333-38328, effective June 1, 2000)
3.2        Code of Regulations of Ohio Legacy Corp (incorporated by
           reference to Registrant's Form SB-2, File No. 333-38328,
           effective June 1, 2000)
4.1        See Pages 1 through 9 of Exhibit 3.1 for provisions defining the rights of the holders of common shares
4.2        Form of Ohio Legacy Corp common share certificate
           (incorporated by reference to Registrant's Form SB-2, File
           No. 333-38328, effective June 1, 2000)
4.3        Form of Organizer Stock Purchase Warrant (incorporated by
           reference to Registrant's Form SB-2, File No. 333-38328,
           effective June 1, 2000)
4.4        Form of Public Stock Purchase Warrant (incorporated by
           reference to Registrant's Form SB-2, File No. 333-38328,
           effective June 1, 2000)
5          Opinion of Squire, Sanders & Dempsey L.L.P. (1)
10.1       Omnibus Stock Option, Stock Ownership and Long Term
           Incentive Plan (incorporated by reference to Registrant's
           Form SB-2, File No. 333-38328, effective June 1, 2000)
10.2       Employment Agreement with Mr. Douce (incorporated by
           reference to Registrant's Form SB-2, File No. 333-38328,
           effective June 1, 2000)
10.3       Employment Agreement with Mr. Pettit (incorporated by
           reference to Registrant's Form SB-2, File No. 333-38328,
           effective June 1, 2000)
10.4       Lease Agreement dated August 24, 1999 by and between Jack K.
           and Heidi M. Gant and Ohio Legacy Corp (incorporated by
           reference to Registrant's Form SB-2, File No. 333-38328,
           effective June 1, 2000)
10.5       Lease Agreement dated November 30, 1999 by and between
           Schoeppner Properties and Ohio Legacy Corp (incorporated by reference to Registrant's Form SB-2, File No. 333-38328,
           effective June 1, 2000)
10.6       Employment Agreement with Mr. Boss (incorporated by
           reference to the Registrant's December 31, 2001 10-KSB filed
           April 1, 2002)
10.7       Lease Agreement dated October 2001 by and between the
           Registrant and She-Bree's L.L.C. (incorporated by reference to the Registrant's December 31, 2001 10-KSB filed April 1,
           2002)
11         Statement Regarding Computation of Per Share Earnings
           (incorporated by reference to page 20 of the Annual Report filed as Exhibit 13 to Registrant's Form 10-KSB) for the
           fiscal year ended December 31, 2001, as filed with the
           Commission on April 1, 2002)
13         2001 Annual Report to Shareholders (incorporated by
           reference to Exhibit 13 to Registrant's Form 10-KSB for the fiscal year ended December 31, 2001, as filed with the
           Commission on April 1, 2002)
21         Subsidiaries of Ohio Legacy Corp (1)
23.1       Consent of Squire, Sanders & Dempsey L.L.P. (see Exhibit 5)
23.2       Consent of Crowe, Chizek and Company L.L.P. (1)
24         Power of Attorney (1)
99         Letter to prospective investors (1)


---------------


(1) Previously filed.